UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2019

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2019, Shubham Maheshwari, Veeco’s Executive Vice President, Chief Financial Officer and Chief Operating Officer, notified Veeco of his intention to resign from the Company, in conjunction with Veeco’s general efforts to reduce cost and de-layer the organization, and to move back to the west coast with his family. Mr. Maheshwari’s resignation is not a result of any disagreement with the Company. To facilitate a smooth transition, Mr. Maheshwari will remain with the Company until a successor is named and will remain available to assist with the completion of Veeco’s year-end audit and the filing of its 2019 annual report on Form 10-K. In exchange for agreeing to stay for the transition period, Mr. Maheshwari will be eligible to receive the non-change-in-control separation benefits described in the letter agreement between him and Veeco dated April 8, 2014, as amended August 29, 2018 and March 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2019	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel

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